Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF MARCH 31, 2015

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$45,816
Cash equivalents held in trust	8,838

Total investments held in trust	54,654
Cash and cash equivalents	151
Fixed-maturity securities, at fair value	5,204
Accrued investment income	371
Prepaid expenses	—
Premiums receivable	530

Total assets	$60,910

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$5,989
Losses payable	411
Unearned premiums	934
Accrued ceding commission expense	39
Other liabilities	159

Total liabilities	7,532

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(16,502)

Total stockholder’s equity	53,378

Total liabilities and stockholder’s equity	$60,910

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED MARCH 31, 2015

(in thousands)

Revenues:
Premiums earned	$378
Other income	—
Net investment income	49

Total revenues	427

Expenses:
Underwriting expenses	(444)
General and administrative expenses	148
Loss from contract termination	—

Total expenses	(296)

(Loss) income before federal income taxes	723
Federal income tax benefit	—

Net (loss) income	$723